Exhibit 99

News Release

Silicon Laboratories Reports Record Revenue

AUSTIN, Texas — April 26, 2004 — Silicon Laboratories Inc. (Nasdaq: SLAB), a leader in high-performance, analog-intensive, mixed-signal ICs, today reported record first quarter revenue for the period ended April 3, 2004.  The company announced revenues of $113.6 million in the first quarter, its twelfth consecutive quarter of revenue growth.

Financial Results

Revenue for the first quarter of 2004 increased to $113.6 million from $109.6 million in the fourth quarter of 2003.  This represents a 78 percent increase over revenue of $63.8 million during the same period in 2003.

Under generally accepted accounting principles (GAAP), operating income for the first quarter was $27.2 million or 23.9 percent of revenues. First quarter net income was $19.9 million, resulting in diluted net income per share of $0.36, compared to fourth quarter 2003 net income of $20.9 million.  Excluding non-cash charges for amortization of deferred stock compensation, adjusted net income for the first quarter was $21.2 million, representing 18.6 percent of revenue.  Adjusted diluted net income per share was $0.38.  The reconciling charges are set forth in the reconciliation of GAAP to non-GAAP financial measures table included below.

The company ended the quarter with a highly liquid balance sheet with cash and short-term investments totaling $204 million, an increase from $190 million at the end of the fourth quarter of 2003.

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Silicon Labs First Quarter Results

Business Summary

“Many of the markets we serve are showing strong demand, including VoIP customer premise equipment, notebook computers, and GSM/GPRS handsets,” said Dan Artusi, president and chief executive officer of Silicon Laboratories.  “We believe we are leading the competition in both integration and bill-of-materials savings due to a strong portfolio of first-of-a-kind innovations in CMOS. We believe this lead is allowing us to gain significant market share across our key markets.”

Silicon Laboratories’ revenue growth resulted from solid performance in both the broad-based mixed-signal and mobile handset businesses.  During the quarter, the company also announced two major new product innovations, the C8051F350 analog-intensive, high-performance microcontroller and a 100 percent CMOS power amplifier for GSM/GPRS handsets.  The power amplifier will expand Silicon Laboratories total content in the cellular handset.

Business Outlook

“We expect to experience continued strength across our product lines and further diversification of our customer base during the second quarter,” added Mr. Artusi. “We also intend to continue to invest in R&D to further extend our lead and expand our new product pipeline.”

The company anticipates revenue of $120 million to $123 million in the second quarter of 2004.

Conference Call Today

A conference call discussing the first quarter results will follow the release at 4:15 p.m. Eastern Time.  An audio webcast will be available simultaneously on Silicon Laboratories’ website under Investor Relations (www.silabs.com).  A replay will be available after the call at the website listed above or by calling 800-294-6358 (U.S.) or 402-220-9789 (international).  These replays will be available through May 26, 2004.

About Silicon Laboratories Inc.

Silicon Laboratories Inc. is a leading designer of high-performance, analog-intensive mixed-signal

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integrated circuits (ICs) for a broad range of applications.  Silicon Laboratories’ diverse portfolio of highly integrated, patented solutions is developed by a world-class engineering team with decades of cumulative expertise in cutting-edge mixed-signal design.  The company has design, engineering, marketing, sales and applications offices throughout North America, Europe and Asia. For more information about Silicon Laboratories please visit www.silabs.com.

Cautionary Language

This press release contains forward-looking statements based on Silicon Laboratories’ current expectations. The words “believe,” “expect,” “intend,” “plan,” “project,” “will” and similar phrases as they relate to Silicon Laboratories are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Silicon Laboratories and are subject to various risks and uncertainties that could cause actual results to differ materially from expectations. Among the factors that could cause actual results to differ materially from those in the forward-looking statements are as follows: risks that Silicon Laboratories may not be able to maintain its historical growth rate; quarterly fluctuations in revenues and operating results; risks that Silicon Labs may not be able to manage strains associated with its growth; difficulties developing new products that achieve market acceptance; difficulties managing international activities; credit risks associated with our accounts receivable; geographic concentration of manufacturers, assemblers, test service providers and customers in the Pacific Rim that subjects Silicon Laboratories’ business and results of operations to risks of natural disasters, epidemics, war and political unrest; dependence on a limited number of products and customers; product development risks; inventory-related risks; intellectual property litigation risks; risks associated with acquisitions, including the acquisition of Cygnal Integrated Products; the competitive and cyclical nature of the semiconductor industry and other factors that are detailed in Silicon Laboratories filings with the SEC, including the Form 10-Q that we anticipate will be filed on or about April 26, 2004.

Note to editors: Silicon Laboratories and the Silicon Laboratories logo are trademarks of Silicon Laboratories Inc. All other product names noted herein may be trademarks of their respective holders.

CONTACT: Silicon Laboratories Inc., Shannon Pleasant, 512/464-9254 investor.relations@silabs.com

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Silicon Laboratories Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	THREE MONTHS ENDED
	APRIL 3, 2004	MARCH 29, 2003
Revenues	$113,623	$63,753
Cost of revenues	51,866	43,578 *
Gross profit	61,757	20,175
Operating expenses:
Research and development	18,142	9,530
Selling, general and administrative compensation	15,204	9,998
Amortization of deferred stock	1,237	1,266
Operating expenses	34,583	20,794
Operating income (loss)	27,174	(619)
Other income (expense):
Interest income	479	344
Interest expense	(50)	—
Other income (expense)	1,815	(663)
Income (loss) before income taxes	29,418	(938)
Provision for income taxes	9,503	105
Net income (loss)	$19,915	$(1,043)
Net income (loss) per share:
Basic	$0.39	$(0.02)
Diluted	$0.36	$(0.02)
Weighted-average common shares outstanding:
Basic	50,992	48,215
Diluted	55,290	48,215

* Includes $15.3 million charge for a patent infringement litigation settlement

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Silicon Laboratories Inc.

Unaudited Reconciliation of GAAP to Non-GAAP Financial Measures

(in thousands, except per share data)

	THREE MONTHS ENDED
	APRIL 3, 2004	MARCH 29, 2003
GAAP net income (loss)	$19,915	$(1,043)

Tax-effected adjustments:
Settlement of patent infringement lawsuit	—	10,377
Amortization of deferred stock compensation	1,237	1,266
Adjusted net income	$21,152	$10,600

GAAP diluted shares outstanding	55,290	48,215
Adjustments:
Weighted-average shares of common stock subject to repurchase	—	593
Stock options	—	2,112
Adjusted diluted shares outstanding	55,290	50,920

Adjusted diluted net income per share	$0.38	$0.21

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Silicon Laboratories Inc.

Condensed Consolidated Balance Sheets

(in thousands, except per share data)

	APRIL 3, 2004	JANUARY 3, 2004
	(UNAUDITED)
ASSETS
Current assets:
Cash and cash equivalents	$156,642	$151,359
Short-term investments	47,382	38,954
Accounts receivable, net of allowance for doubtful accounts of $1,288 at April 3, 2004 and $1,079 at January 3, 2004	55,836	47,879
Inventories	28,606	34,064
Deferred income taxes	5,784	5,784
Prepaid expenses and other	8,411	5,600
Total current assets	302,661	283,640
Property, equipment and software, net	33,913	34,376
Goodwill	38,721	38,613
Other intangible assets, net	14,227	14,744
Other assets, net	9,524	6,722
Total assets	$399,046	$378,095

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$36,072	$45,488
Accrued expenses	11,140	11,251
Deferred income on shipments to distributors	11,716	11,526
Income taxes payable	14,049	12,663
Total current liabilities	72,977	80,928
Long-term obligations	9,251	9,962
Total liabilities	82,228	90,890
Commitments and contingencies
Stockholders’ equity:
Common stock—$.0001 par value; 250,000 shares authorized; 51,575 and 51,237 shares issued and outstanding at April 3, 2004 and January 3, 2004, respectively	5	5
Additional paid-in capital	265,147	256,792
Deferred stock compensation	(7,914)	(9,257)
Retained earnings	59,580	39,665
Total stockholders’ equity	316,818	287,205
Total liabilities and stockholders’ equity	$399,046	$378,095

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